Exhibit 10.26

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of December 11, 2012 (this “Agreement”), is by and among Cambium Learning Group, Inc., a Delaware corporation (the “Purchaser” or the “Issuer”), and each of the persons and entities listed on Schedule I attached hereto (collectively, the “Sellers” and each, individually, a “Seller”).

WHEREAS, the Sellers are the owners of an aggregate of 2,080,799 shares (the “Shares”) of common stock, par value $0.01 per share, of the Issuer (“Common Stock”);

WHEREAS, each Seller is the owner of the number of Shares set forth opposite such Seller’s name on Schedule I attached hereto; and

WHEREAS, the Sellers desire and are willing to sell 500,000 Shares (the “Sale Shares”) to the Purchaser, and the Purchaser desires and is willing to purchase the Sale Shares from the Sellers, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

(c) “Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

(d) “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or authority or any other entity.

(e) “Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign laws or under any contracts, arrangements or agreements.

2. Sale and Purchase. The Sellers will sell the Sale Shares to the Purchaser, and the Purchaser will purchase the Sale Shares from the Sellers (the “Transaction”), as of 4:05 p.m., New York City time, on December 11, 2012 (the “Trade Date”), at a purchase price per Share equal to One Dollar and One Cent ($1.01) (the aggregate purchase price for the Sale Shares is referred to herein as the “Purchase Price”).

3. Representations, Warranties and Agreements of the Sellers.

Each of the Sellers hereby represents, warrants to, and agrees with, the Purchaser, on the date hereof and on the Trade Date and the Settlement Date (as defined below):

(a) Such Seller has the power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery, and performance by each Seller of this Agreement and the consummation by such Seller of such Seller’s obligations hereunder have been duly authorized by all necessary action in respect thereof by the respective Seller. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any Person signing this Agreement on behalf of such Seller has been duly and validly authorized and empowered to do so and has the authority to bind such Seller and to effectuate the transactions contemplated by this Agreement.

(b) The execution, delivery and performance by such Seller of this Agreement and consummation by such Seller of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Seller; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Seller’s knowledge, applicable to such Seller; (iii) conflict with, or result in any violation of, any provision of any Organizational Document of such Seller; or (iv) violate or result in a default under any contract to which such Seller or any of such Seller’s assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by such Seller of this Agreement or the consummation of the Transaction.

(c) Such Seller is the record and beneficial owner of the number of Shares set forth opposite such Seller’s name on Schedule I attached hereto, free and clear of any Encumbrances, and upon the transfer of the Sale Shares to the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of any Encumbrances or Transfer Restrictions, other than Transfer Restrictions arising solely under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or under similar state securities laws (the “Permitted Securities Law Restrictions”).

(d) No proceedings relating to the Shares are pending or, to the knowledge of such Seller, threatened, before any court, arbitrator or administrative or governmental body or authority that would adversely affect such Seller’s right to transfer the Sale Shares to the Purchaser.

(e) Such Seller, by reason of, among other things, such Seller’s business and financial experience, is capable of evaluating the merits and risks of the Transaction and of protecting such Seller’s own interests in connection with the Transaction. Such Seller is aware of the Issuer’s business affairs and financial condition, and has acquired sufficient information about the Issuer to reach an informed and knowledgeable decision to sell the Sale Shares owned by such Seller.

(f) Such Seller acknowledges that such Seller is aware and understands that the Purchaser is the issuer of the Shares, and that the Purchaser has informed such Seller that, among other things, the Purchaser, as the issuer of the Shares, is in possession of substantial information which may be material and/or nonpublic (collectively, the “Issuer Information”) and which, if publicly disclosed, could foreseeably affect the trading price of the Common Stock, including information that may be indicative that the value of the Shares is substantially lower or higher than the Purchase Price being paid in the Transaction, or which, if known to such Seller, could foreseeably have impacted such Seller’s decision to sell such Seller’s Sale Shares or to enter into this Agreement.

(g) Notwithstanding the Purchaser’s possession of the Issuer Information, which is not being disclosed to such Seller, such Seller wishes to enter into the Transaction at this time for such Seller’s own business purposes. Such Seller acknowledges that the Purchaser would not enter into the Transaction with such Seller in the absence of the protections afforded to the Purchaser by such Seller’s representations, warranties and agreements in this Section 3 and that such Seller is providing such representations, warranties and agreements, including the waivers contained in this Agreement, as an inducement to the Purchaser to consummate the Transaction.

(h) Such Seller is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies and understands the disadvantage to which such Seller is subject on account of the disparity of the access to, and possession of, the Issuer Information between the Purchaser and such Seller. Such Seller has conducted an independent evaluation of the Common Stock to determine whether to engage in the Transaction and, notwithstanding the absence of access by such Seller to the Issuer Information, such Seller is desirous of consummating the Transaction.

(i) Such Seller acknowledges and agrees that the sale of the Sale Shares by such Seller and the purchase of the Sale Shares by the Purchaser pursuant to the Transaction shall constitute the final disposition of the Sale Shares by such Seller, and, following the consummation of the Transaction and such Seller’s receipt of the Purchase Price as full consideration for the Sale Shares, such Seller shall have no further rights with respect to the Sale Shares, including, without limitation, any right or entitlement to participate in any future repurchases by the Purchaser of its Common Stock, whether pursuant to a share repurchase program, open market purchase, tender offer or otherwise, and shall not be entitled to any additional consideration in respect of the Sale Shares by virtue of any of the foregoing actions on the part of the Purchaser or its representatives and waives any and all rights thereto. Such Seller intends to effect, to the maximum extent permitted by law, an irrevocable, voluntary, complete and knowing waiver of such Seller’s rights as set forth in this Section 3(i). Each of the terms of the waivers and releases set forth in this Section 3(i) shall survive the execution and delivery of this Agreement and the consummation of the Transaction.

(j) Such Seller hereby irrevocably waives any and all actions, causes of action, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, that such Seller may have or hereafter acquire against the Purchaser or any of its Affiliates (collectively, the “Purchaser Released Persons” and each, individually, a “Purchaser Released Person”) in any way, directly or indirectly, arising out of, relating to or resulting from the Purchaser’s or such other Persons’ failure to disclose any Issuer Information to such Seller, including, without limitation, claims it may have or hereafter acquire under applicable federal and/or state securities laws. Such Seller also agrees that such Seller shall not institute or maintain any cause of action, suit, complaint or other proceeding against any Purchaser Released Person as a result of the Purchaser’s or such other Persons’ failure to disclose any Issuer Information to such Seller. Such Seller intends to effect, to the maximum extent permitted by law, an irrevocable, voluntary, complete and knowing waiver of such Seller’s rights as set forth in this Section 3(j). Each of the terms of the waivers and releases set forth in this Section 3(j) shall survive the execution and delivery of this Agreement and the consummation of the Transaction.

(k) Such Seller has been given the opportunity to consult with such Seller’s own counsel and financial and other advisors with respect to this Agreement and the terms hereof and the Transaction to be consummated hereunder and has delivered this Agreement freely and voluntarily.

(l) Neither the Purchaser nor any of its Affiliates or any of their respective representatives are making any representations or warranties to such Seller, and such Seller is not relying on any statements, whether oral or written, which may have been made at any time by the Purchaser or any of its Affiliates or any of their respective representatives, except for those representations and warranties of the Purchaser expressly set forth in Section 4 of this Agreement.

4. Representations, Warranties and Agreements of the Purchaser.

The Purchaser hereby represents, warrants to, and agrees with, each of the Sellers, as of the date hereof and on the Trade Date and the Settlement Date:

(a) The Purchaser has the power and capacity to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Purchaser’s knowledge, applicable to the Purchaser; (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Purchaser; or (iv) violate or result in a default under any material contract to which the Purchaser or any of the Purchaser’s assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction.

(c) The Purchaser acknowledges that upon the Purchaser’s purchase of the Sale Shares that each such Sale Share may be subject to the Permitted Securities Law Restrictions.

(d) The Purchaser is the issuer of the Sale Shares and is capable of evaluating the merits and risks of the Transaction and of protecting the Purchaser’s own interests in connection with the Transaction.

(e) The Purchaser has been given the opportunity to consult with the Purchaser’s own counsel and financial and other advisors with respect to this Agreement and the terms hereof and the Transaction to be consummated hereunder and has delivered this Agreement freely and voluntarily.

(f) No Seller is making any representations or warranties to the Purchaser, and the Purchaser is not relying on any statements, whether oral or written, which may have been made at any time by any Seller, except for those representations and warranties of the Sellers expressly set forth in Section 3 of this Agreement.

(g) The Purchaser hereby irrevocably waives any and all actions, causes of action, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, that the Purchaser may have or hereafter acquire against any Seller or any of its Affiliates (collectively, the “Seller Released Persons” and each, individually, a “Seller Released Person”) in any way, directly or indirectly, arising out of, relating to or resulting from any statements, whether oral or written, which may have been made at any time by any Seller, except for those representations and warranties of the Sellers expressly set forth in Section 3 of this Agreement, including, without limitation, claims it may have or hereafter acquire under applicable federal and/or state securities laws. The Purchaser also agrees that the Purchaser shall not institute or maintain any cause of action, suit, complaint or other proceeding against any Seller Released Person as a result of any statements, whether oral or written, which may have been made at any time by any Seller, except for those representations and warranties of the Sellers expressly set forth in Section 3 of this Agreement. The Purchaser intends to effect, to the maximum extent permitted by law, an irrevocable, voluntary, complete and knowing waiver of the Purchaser’s rights as set forth in this Section 4(g). Each of the terms of the waivers and releases set forth in this Section 4(g) shall survive the execution and delivery of this Agreement and the consummation of the Transaction.

5. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser to the Closing are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Sellers contained herein shall be true and correct in all respects as of the Trade Date and the Settlement Date.

(b) The Sellers shall have complied in all respects with all of the Sellers’ covenants and agreements contained herein to be performed by the Sellers on or prior to the Settlement Date.

6. Conditions Precedent to Obligations of the Sellers. The obligations of each of the Sellers to the Closing are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Purchaser contained herein shall be true and correct in all respects as of the Trade Date and the Settlement Date.

(b) The Purchaser shall have complied in all respects with all of the Purchaser’s covenants and agreements contained herein to be performed by the Purchaser on or prior to the Settlement Date.

(c) The Sellers shall have received the wire transfer referred to in Section 7 hereof.

7. Settlement.

(a) Settlement of the Transaction shall take place on December 14, 2012 (the “Settlement Date”). On the Settlement Date, subject to Sections 5 and 6 hereof, the Sellers shall deliver to the Purchaser the Sale Shares against payment by the Purchaser of the Purchase Price.

(b) The Sale Shares delivered to the Purchaser pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions (other than the Permitted Securities Law Restrictions). Each of the Sellers represent that all of the Sale Shares are held in “street name” through a bank, broker or other nominee, and that each of the Sellers shall instruct such bank, broker or nominee to transfer the Sale Shares to the Purchaser on the Settlement Date.

(c) The Purchaser shall pay the Purchase Price among the Sellers by wire transfer of immediately available funds in the amounts and to the bank accounts set forth opposite each such Seller’s name on Schedule I attached hereto.

(d) The Purchaser and each of the Sellers shall, upon the reasonable request of the other, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other parties to fully effect the Transaction contemplated hereby.

8. Amendment. This Agreement shall not be amended, modified or supplemented except in a writing signed by the Purchaser and each of the Sellers to which such amendment, modification or supplement is applicable.

9. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received, if given in person or by a courier or a courier service, (b) on the date of transmission, if sent by facsimile transmission or other means of electronic transmission (provided that the sending party retains written evidence of confirmed transmission), or (c) when actually received, if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in the case of the Purchaser, to Cambium Learning Group, Inc., 17855 North Dallas Parkway, Suite 400, Dallas, Texas 75287, Attention: General Counsel and Secretary, and, in the case of a Seller, to the address of the Seller as set forth in Schedule I attached hereto, or, in either case, at such other address as the recipient party may designate for such party in writing by notice to the other parties, given as herein provided.

10. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in two or more counterparts. Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same document. Executed counterparts to this Agreement transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be original signatures for all purposes.

11. GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the exclusive jurisdiction of any state or federal court sitting in New York County over any suit, action or proceeding arising out of or relating to this Agreement and waive any claims of lack of personal jurisdiction or forum non conveniens. The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

12. Expenses. Except as otherwise expressly provided herein, each party hereto will bear his or its own expenses in connection with the purchase and sale of the Sale Shares contemplated hereby.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

14. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

15. Captions. The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16. Currency. All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

17. Specific Performance. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from a breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, each other party shall, in addition to any other rights or remedies that it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by law, consents to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PURCHASER: CAMBIUM LEARNING GROUP, INC.

By:	/s/ Brad Almond
Name:	Brad Almond
Title:	Senior Vice President and CFO

SELLERS: FOXHILL OPPORTUNITY FUND, L.P.

By:	/s/ Neil Weiner
Name:	Neil Weiner
Title:	Managing Member

Schedule I

Sellers, Number of Shares Sold & Wire Instructions

Seller Name and Address	Number of Shares Sold	Purchase Price	Wire Instructions
Name: Foxhill Opportunity Fund, L.P.	500,000	$505,000.00

Address: 12 Roszel Road, Suite C101 Princeton, NJ 08540